================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                             --------------------

                               FORM 8-K/A3

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 1997
                                                    (July 14, 1997)

                             --------------------

                              PMT SERVICES, INC.

            (Exact name of registrant as specified in its charter)

   TENNESSEE                     0-24420                      62-1215125
(State or other              (Commission File             (I.R.S. Employer
jurisdiction of                   Number)                  Identification
incorporation)                                                 Number)



       3841 GREEN HILLS VILLAGE DRIVE
       NASHVILLE, TENNESSEE                              37215
       (Address of principal executive offices)        (Zip Code)

                                (615) 254-1539
             (Registrant's telephone number, including area code)

================================================================================

ITEM 5. OTHER EVENTS


        On July 14, 1997, PMT Services, Inc., a Tennessee corporation (the "Company"), completed a business combination in which the Company acquired all of the issued and outstanding capital stock of LADCO Financial Group ("LADCO"). The Company filed a Current Report on Form 8-K on July 18, 1997 (as amended by Form 8-K/A(1) and Form 8-K/A(2) filed on July 29, 1997), in connection with the above-referenced transaction. Attached as an exhibit hereto are the audited financial statements of LADCO, as required by Regulation S-X Rule 3-05 and the audited financial statements of the Company, which have been restated to give retroactive effect to the business combination which was accounted for as a pooling of interests.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements

            (1) Supplemental Consolidated Financial Statements of PMT Services, Inc. for fiscal 1996 (restated to give retroactive effect to mergers accounted for as pooling of interests)

            (2)   Financial Statement Schedule: Schedule II
                  --Reserve for Merchant Losses
                  --Allowance for Bad Debts

            (3) Consolidated Financial Statements of LADCO Financial Group as of and for the year ended December 31, 1996

        (b) Pro forma Financial Information

            (1)   Unaudited Pro Forma Consolidated Financial Statements

        (c) Exhibits

            23.1  Consent of Price Waterhouse LLP

            23.2  Consent of Ernst & Young LLP

            27.1  Restated Financial Data Schedule for the Year Ended
                  July 31, 1996

            27.2 Restated Financial Data Schedule for the Nine Months Ended April 30, 1996

                                  SIGNATURES
                                  ----------

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                     PMT SERVICES, INC.

                                     BY: /s/ Clay M. Whitson
                                         ---------------------------------
                                         Clay M. Whitson
                                         Chief Financial Officer
DATE: September 16, 1997

                               PMT SERVICES, INC.

                SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

                                 JULY 31, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
  and Shareholders of PMT Services, Inc.


In our opinion, the accompanying supplemental consolidated balance sheet and the related supplemental consolidated statements of income, of changes in shareholders' equity and of cash flows present fairly, in all material respects, the financial position of PMT Services, Inc. and its subsidiaries at July 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 1 to the supplemental consolidated financial statements, the Company changed its method of accounting for income taxes in fiscal 1994.

As described in Note 3 to the supplemental consolidated financial statements, PMT Services, Inc. merged with Erik Krueger, Incorporated (June 3, 1997) and LADCO Financial Group July 14, 1997 (the Acquired Entities) in transactions accounted for as poolings of interests. The accompanying consolidated financial statements give retroactive effect to the merger of PMT Services, Inc. with the Acquired Entities.


Price Waterhouse LLP
Nashville, TN
September 13, 1996,
except as to the poolings of interests as described in Note 3, paragraph 3 which is as of January 30, 1997 and Note 3, paragraph 5 which is of July 14, 1997

                               PMT SERVICES, INC.

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEET


                                                                    July 31,
                                                            ------------------------
                                                                1995         1996
                                                            -----------  ------------

ASSETS

Current assets:
   Cash and  cash equivalents.............................  $ 2,801,072  $109,156,234
   Accounts receivable....................................    5,359,736     8,487,629
   Current portion of net investment in finance leases....    8,544,952    10,331,271
   Inventory..............................................      689,354       823,276
   Deferred income taxes..................................      680,124       945,934
   Other current assets...................................      391,105     1,059,667
                                                            -----------  ------------
      Total current assets................................   18,466,343   130,804,011

   Purchased merchant portfolios, net of accumulated
      amortization of $4,040,830 and $9,128,708...........   36,974,081    62,075,590
   Long-term portion of net investment in finance leases..   17,341,528    22,034,754
   Property and equipment, net............................    3,921,766     5,103,227
   Intangible and other assets............................    8,255,335     7,886,890
                                                            -----------  ------------
      Total assets........................................  $84,959,053  $227,904,472
                                                            ===========  ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt......................   $11,216,219   $ 13,281,646
   Accounts payable.......................................     3,919,533      4,809,189
   Accrued liabilities....................................     3,851,622      6,051,183
   Deferred revenues......................................       289,601        230,496
                                                            ------------   ------------
      Total current liabilities...........................    19,276,975     24,372,514
   Long-term debt.........................................    31,231,944     19,051,160
   Deferred income taxes..................................     1,035,074        994,721
                                                            ------------   ------------
      Total liabilities...................................    51,543,993     44,418,395
                                                            ------------   ------------

Shareholders' equity:
  Preferred stock, $0.01 par value, authorized:
       10,000,000 shares; no shares outstanding
  Common stock, $0.01 par value, authorized:
       100,000,000 shares; issued:  8,888,991
       and 38,478,274 shares..............................        88,890        384,783
  Additional paid-in capital..............................    25,716,122    166,632,988
  Treasury stock, at cost:  13,068 and 1,188 shares.......       (68,500)       (12,000)
  Accumulated earnings....................................     7,678,548     16,480,306
                                                            ------------   ------------
                                                              33,415,060    183,486,077
                                                            ------------   ------------
Commitments and contingent liabilities (Notes 3, 12 and 15)
      Total liabilities and shareholders' equity..........   $84,959,053   $227,904,472
                                                            ============   ============

   The accompanying notes are an integral part of these financial statements.

                               PMT SERVICES, INC.

                 SUPPLEMENTAL CONSOLIDATED STATEMENT OF INCOME


                                                Year ended July 31,
                                    -----------------------------------------
                                       1994           1995          1996
                                    -----------   ------------   ------------

Revenues..........................  $97,125,288   $139,539,232   $214,891,226
Cost of revenues..................   68,518,369     98,151,830    154,442,411
                                    -----------   ------------   ------------
 Gross margin.....................   28,606,919     41,387,402     60,448,815

Selling, general and
 administrative expenses.........    16,708,770     23,772,992     31,480,460
Depreciation and
 amortization expense.............    1,745,611      3,621,995      7,730,768
Provision for merchant losses and
 bad debts........................    2,884,131      1,953,635      3,786,247
Stock award compensation..........      239,659        241,477             --
                                    -----------   ------------   ------------
   Total operating expenses ......   21,578,171     29,590,099     42,997,475
                                    -----------   ------------   ------------

Income from operations............    7,028,748     11,797,303     17,451,340
Interest income...................       32,988        313,073      2,107,547
Interest expense..................   (2,503,214)    (3,356,556)    (3,906,051)
Other income, net.................           --             --        703,896
                                    -----------   ------------   ------------

Income before provision
 for income taxes and change in
 accounting principle.............    4,558,522      8,753,820     16,356,732
Provision for income taxes........    1,756,409      3,301,052      6,131,189
                                    -----------   ------------   ------------

Income before change in
 accounting principle.............    2,802,113      5,452,768     10,225,543
Cumulative effect of change in
 accounting principle.............      312,800             --             --
                                    -----------   ------------   ------------

   Net income.....................  $ 3,114,913   $  5,452,768   $ 10,225,543
                                    ===========   ============   ============

Per share data:
 Income before change in
   accounting principle...........  $      0.15   $       0.20   $       0.29

 Cumulative effect of change in
   accounting principle...........         0.01             --             --
                                    -----------   ------------   ------------

   Net income per share...........  $      0.16   $       0.20   $       0.29
                                    ===========   ============   ============


   The accompanying notes are an integral part of these financial statements.

                               PMT SERVICES, INC.

    SUPPLEMENTAL CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                                                    Additional    Accumulated                                 Total
                                        Common        Paid-in       Earnings     Treasury     Unearned     Shareholders'
                                         Stock        Capital      (Deficit)      Stock     Compensation      Equity
                                      -----------  -------------  ------------  ----------  -------------  -------------

Balance at July 31, 1993............    $ 43,610   $  1,565,462   $   578,512                  ($481,136)   $  1,706,448

Stock awards vested.................                                                             239,659         239,659
Shares issued.......................         200         53,500                                                   53,700
Stock warrants issued...............                    261,000                                                  261,000
Purchase of treasury stock..........                                             ($45,000)                       (45,000)
Distributions of Subchapter S
  Corporations, prior to poolings...                                 (432,486)                                  (432,486)
Reissuance of treasury stock........                     (3,000)                    3,000                             --
Net income for  the year............                                3,114,913                                  3,114,913
                                       ---------   ------------   -----------   ---------      ---------     -----------

Balance at July 31, 1994............      43,810      1,876,962     3,260,939     (42,000)      (241,477)      4,898,234

Stock awards vested.................                    926,597                                  241,477       1,168,074
Shares issued.......................      24,209     15,891,283                                               15,915,492
Expiration of put options on
   redeemable common stock..........      19,224      6,502,083                                                6,521,307
Stock warrants exercised............       1,301        418,615                                                  419,916
Stock options exercised.............         346        106,582                                                  106,928
Acquire majority interest in........
   subsidiary.......................                                 (510,545)                                  (510,545)
Purchase of treasury stock..........                                              (32,500)                       (32,500)
Reissuance of treasury stock........                     (6,000)                    6,000                             --
Distributions of Subchapter S
   Corporations, prior to poolings..                                 (524,614)                                  (524,614)
Net income for the year.............                                5,452,768                                  5,452,768
                                       ---------   ------------   -----------   ---------      ---------     -----------

Balance at July 31, 1995............      88,890     25,716,122     7,678,548     (68,500)            --      33,415,060

Shares issued.......................      58,520    140,746,488                                              140,805,008
Stock options exercised.............         448        475,803                                                  476,251
Stock splits........................     236,925       (236,925)                                                      --
Purchase of treasury stock..........                                              (12,000)                       (12,000)
Reissuance of treasury stock........                    (68,500)                   68,500                             --
Minority shareholders'
   contribution.....................                                  120,000                                    120,000
Martin Howe fiscal year
   conversion.......................                                 (356,914)                                  (356,914)
Distributions of Subchapter S
   Corporations, prior to poolings..                               (1,186,871)                                (1,186,871)
Net income for the year.............                               10,225,543                                 10,225,543
                                       ---------   ------------   -----------   ---------      ---------     -----------

Balance at July 31, 1996............    $384,783   $166,632,988   $16,480,306    ($12,000)  $         --    $183,486,077
                                       =========   ============   ===========   =========     ==========     ===========




   The accompanying notes are an integral part of these financial statements.

                               PMT SERVICES, INC.

               SUPPLEMENTAL CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                        Year ended July 31,
                                                            -------------------------------------------
                                                                1994           1995           1996
                                                            -------------  -------------  -------------

Reconciliation of net income to net cash provided by
    operating activities:
    Net income............................................  $  3,114,913   $  5,452,768   $ 10,225,543
    Martin Howe fiscal year conversion....................            --             --       (356,914)
    Adjustments:
       Depreciation and amortization......................     1,928,281      4,202,660      8,281,086
       Provision for merchant losses and bad debts........     2,884,131      1,953,635      3,786,247
       Stock award compensation and other.................       239,659        241,477             --
       Deferred income taxes..............................      (430,001)       357,734       (306,164)
       Gain on sale of property and equipment.............            --         (8,714)            --
       Gain on sale of merchant portfolio.................            --        (80,198)            --
       Changes in assets and liabilities:
          Accounts receivable.............................    (1,685,377)    (1,827,243)    (3,127,893)
          Inventory.......................................       (97,486)      (258,265)      (133,922)
          Other assets....................................    (1,926,534)    (1,144,571)      (337,516)
          Accounts payable................................     1,627,072       (111,098)       889,656
            Accrued liabilities...........................     2,066,539       (147,980)       864,000
            Deferred revenues.............................       (56,123)      (155,291)       (59,105)
                                                            ------------   ------------   ------------
Net cash provided by operating activities.................     7,665,074      8,474,914     19,725,018

Cash flows from investing activities:
    Purchase of merchant portfolios.......................    (8,415,055)   (24,752,658)   (32,341,624)
   Purchase of property and equipment.....................    (1,580,904)    (2,137,630)    (2,185,032)
   Purchase of equipment for leasing......................   (19,528,789)   (16,809,608)   (20,865,015)
   Proceeds from sale of merchant portfolio...............            --         80,198             --
   Proceeds from sale of property and equipment...........            --         37,000             --
   Amounts received on leases, net of amortized
     unearned income......................................    16,085,306     10,478,442     12,252,928
                                                            ------------   ------------   ------------
               Net cash used in investing activities......   (13,439,442)   (33,104,256)   (43,138,743)
                                                            ------------   ------------   ------------

Cash flows from financing activities:
   Proceeds from issuance of long-term debt...............    21,357,062     35,591,026     35,842,752
   Payments on long-term debt.............................   (14,487,219)   (27,710,631)   (45,958,109)
   Proceeds from issuance of common stock.................            --     17,098,894    140,963,115
   Payments to repurchase treasury stock..................       (45,000)       (32,500)       (12,000)
   Proceeds from minority shareholders' contributions.....            --             --        120,000
   Distributions of Subchapter S Corporations.............      (432,486)      (524,614)    (1,186,871)
                                                            ------------   ------------   ------------
               Net cash provided by financing activities..     6,392,357     24,422,175    129,768,887
                                                            ------------   ------------   ------------

Net increase (decrease) in cash and cash equivalents......       617,989       (207,167)   106,355,162
Cash and cash equivalents at beginning of year............     2,390,250      3,008,239      2,801,072
                                                            ------------   ------------   ------------
Cash and cash equivalents at end of year..................  $  3,008,239   $  2,801,072   $109,156,234
                                                            ============   ============   ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes................................  $    919,258   $  3,596,249   $  5,772,989
Cash paid for interest....................................     2,236,948      2,838,771      3,312,590

                               PMT SERVICES, INC.

SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES:

     In connection with the purchase of merchant portfolios in fiscal years 1994 and 1995, the Company issued promissory notes totaling $5,061,804 and $80,500, respectively.

     The Company recognized a tax benefit of $318,517 for the year ended July 31, 1996 for the excess of the fair market value at the exercise date over that at the award date for stock options exercised.

     In connection with the purchase of a merchant portfolio in March 1994, the Company issued 312,500 shares of common stock.

     In connection with an agreement between the Company and a processing bank entered into simultaneously with the purchase of a merchant portfolio in March 1994, the Company issued warrants to purchase 120,000 shares of common stock.


   The accompanying notes are an integral part of these financial statements.

                               PMT SERVICES, INC.

            NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Operations

     PMT Services, Inc. (the "Company") markets and services electronic credit card authorization and payment systems to merchants. The Company provides these services to merchants pursuant to contracts between the Company and various processing banks. Generally the Company's agreements with the processing banks contain certain aspects of both marketing and service. Although the marketing portion of the agreements is limited as to time, the service portion of substantially all of these agreements is not. The marketing aspects expire at dates ranging from 1997 to 2002 unless extended by either party.

Basis of Consolidation

     The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Interests in the majority-owned subsidiaries are reported using the full consolidation method. All material intercompany balances and transactions are eliminated.

Basis of presentation

     Certain financial statement items have been reclassified to conform to the current year's presentation. The supplemental consolidated financial statements give retroactive effect to certain mergers consummated in the fourth quarter of fiscal 1996 and subsequent to July 31, 1996 which were accounted for as poolings of interests (Note 3).

Management estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and cost recognition

     Revenues derived from the electronic processing of transactions (merchant discount rate and related fees) on the credit card authorization equipment are recognized at the time the merchants' transactions are processed. Related commissions and processing charges are also recognized at that time.

                               PMT SERVICES, INC.

     Revenues related to the direct sale of credit card authorization equipment are recognized when the equipment is shipped. Installation fees related to both the direct sale and the marketing of this equipment are recognized when installation is completed. Fees received in advance of shipment or installation are not recognized as revenue until earned.

     Revenues related to direct finance leasing of credit card point-of-sale processing equipment are recognized over the term of the lease agreement using the interest method.

     Cost of revenues includes interchange fees paid to the credit card-issuing bank and fees paid to the network service provider, VISA and MasterCard and the processing bank. These costs are recognized at the time the merchants' transactions are processed and the related revenue is recorded.

     The Company recognizes as revenue in its statement of income the full discount rate and fees collected from the merchant. The various costs incurred by the Company, including amounts paid to the card-issuing bank, the processor and network service provider, are reflected as costs of revenues. In accordance with the Company's contracts with its processing banks, all of the funds collection and most of the disbursement function is performed on behalf of the Company by the processing bank. At month end, the processing bank collects the total discount rate and fees from the merchants and disburses to each of the service providers their fees. Disbursements for the interchange fee paid to the card-issuing bank are made daily. Shortly after month end, the processing bank disburses to the Company the remainder of the funds collected from the merchant which represents a significant portion of the Company's gross margin.

     The Company presents its consolidated statement of cash flows on the indirect method as allowed by SFAS 95. Certain amounts in prior periods have been reclassified to conform with this presentation.

Cash equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Restricted cash

     The Company is contractually required to maintain certain minimum funds on deposit with processing banks and other financial institutions, amounting to $4,036,831 and $3,329,913 at July 31, 1995 and 1996, respectively. These amounts are included in intangible and other assets.

Financial instruments

     The Company has various financial instruments, including cash, time deposits, receivables, accounts payable, revolving credit facilities, accrued liabilities and a hedging contract. Cash, time deposits, receivables, accounts payable and accrued liabilities are settled within a year and are not subject to market rate fluctuations. Revolving credit facilities are at variable market rates. The carrying value of these financial instruments approximates their fair market values. Notes payable with a carrying amount of $32,332,806 had a market value of $33,990,917 at July 31, 1996 using discounted cash

                              PMT SERVICES, INC.

flow analyses, based on the company's current incremental borrowing rates for similar types of borrowing arrangements. The Company's hedging contract with no carrying amount had a fair value of ($126,563) at July 31, 1996 based upon market quotes from brokers.

Accounts receivable

     Accounts receivable primarily comprise amounts due from processing banks which represent the discount rate and fees earned, after related interchange fees and other processing costs, on transactions processed during the month ending on the balance sheet date. Such balances are received from processing banks approximately 20 days following the end of each month.

Direct Financing Leases

     At inception of a lease of point-of-sale equipment, the Company records an investment in direct financing leases which is equal to the total of future lease rentals and the estimated residual value of the leased equipment, less unearned income. The unearned income is the difference between the cost of the equipment and the total of future lease rentals plus the estimated residual value of the leased equipment. Residual value is the estimated proceeds from the sale or lease of the asset at the end of the lease term. Amortization of unearned income is recorded on the interest method. The Company's investment in finance leases is reduced by an allowance for rental payments that are expected to be uncollectible.

Inventory

     Inventory of credit card authorization equipment is stated at the lower of cost or market, with cost being determined by specific identification.

Property and equipment

     Property and equipment are recorded at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets ranging from 3 to 10 years.

Purchased merchant portfolios

     Purchased merchant portfolios are recorded at acquired cost. Amortization expense is recognized on a straight-line basis over 10 years consistent for acquired entities. Purchased merchant portfolios are evaluated by management for impairment at each balance sheet date through review of actual attrition and projected undiscounted cash flows generated by each merchant portfolio in relation to the unamortized cost of each merchant portfolio. If, upon review, an impairment of the value of the purchased

                               PMT SERVICES, INC.

merchant portfolio is indicated, amortization will be accelerated to recognize the diminution in value.

Hedging Contract

     The Company entered a forward rate lock agreement during fiscal 1996 to minimize its exposure to interest rate risk. The notional amount of the agreement totaled $15,000,000. The notional amount does not represent amounts exchanged by parties and, thus, is not a measure of the Company's exposure to loss through its use of these agreements. The amount to be exchanged in fiscal 1997 under this agreement will be determined by reference to the notional amounts and the other terms of the agreement.

     Under the Company's forward rate lock agreement, at the conclusion of the agreement the Company and the counterparty will exchange an amount calculated by reference to the agreed notional amount and a specified index, reducing the Company's exposure to interest rate fluctuations on certain floating rate debt.

Reserve for chargebacks and merchant fraud

     Disputes between a cardholder and a merchant periodically arise as a result of cardholder dissatisfaction with merchandise quality or merchant services and the disputes may not be resolved in the merchant's favor. In these cases, the transaction is "charged back" to the merchant and the purchase price is refunded by the merchant. If the merchant is unable to grant a refund, the Company or, under limited circumstances, the Company and the processing bank, must bear the credit risk for the full amount of the transaction. The Company evaluates its risk and estimates its potential loss for chargebacks based on historical experience. A provision for these estimated losses is provided in the same period as the related revenues.

Income taxes

     On August 1, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109) as required. Under SFAS 109, the liability method is used in accounting for income taxes, whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The tax benefit of deductible temporary differences is reflected within the various components of deferred tax assets and recognized if the realization thereof is more likely than not (Note 13). The Company recognized a benefit of $312,800 for deductible temporary differences upon adoption of SFAS 109. This amount is presented as the cumulative effect of change in accounting principle in the Company's statement of income for the year ended July 31, 1994.

                               PMT SERVICES, INC.

Net income per share

     Net income per share for the fiscal years 1994, 1995 and 1996 is calculated based on weighted average shares of common stock outstanding of 19,174,098, 27,105,717 and 34,705,437, respectively.

Stock splits

     On May 13, 1994, the Board of Directors approved a stock split of four shares of $0.01 par value common stock for one to be effected in the form of a stock dividend. The stock split was effective June 10, 1994. On December 14, 1995 the Board of Directors approved a two for one stock split and on May 17, 1996 approved a three-for-two stock split, each to be effected in the form of a stock dividend. The stock splits for December 14, 1995 and May 17, 1996 were effective for shareholders of record at the close of business on December 29, 1995 and May 28, 1996, respectively. All earnings per share information included in the accompanying financial statements has been adjusted to give retroactive effect to the stock splits for all periods presented. Additionally, all share information stated in Note 9 has been adjusted to give retroactive effect to the stock splits.

NOTE 2 - STOCK OFFERINGS:

     In August 1994, the Company consummated an initial public offering of 3,565,000 shares of common stock, 2,315,000 shares of which were offered by the Company (the "Offering"). In connection with the Offering, the Company received
net proceeds of approximately  $15.9  million,  after   deducting  underwriting
discounts and commissions and expenses of the Offering. The net proceeds were used to repay a $4.9 million noninterest bearing note payable and all borrowings outstanding under the Company's revolving line of credit and bridge loan. The remainder of the net proceeds were used to fund merchant purchases, upgrade the Company's information systems and for working capital needs.

     Upon the effective date of the Offering, vesting of management stock awards for 439,084 shares of common stock was accelerated and the remaining unearned compensation of $241,000 was immediately recognized. The Company received a tax deduction in fiscal 1995 for the fair value of the vested stock on the effective date of the Offering. Compensation expense related to the stock awards was recognized in the financial statements based upon the fair value of the common stock at the date of the awards of $2.48 per share. The tax benefit arising from the excess of fair value at the vesting date over that at the award date of approximately $927,000 is recognized as additional paid-in capital.

     Warrants for 130,060 shares of the Company's common stock were exercised concurrent with the effective date of the Offering at a weighted average exercise price of $3.23. Additionally, the Company delivered 112,500 shares of common stock to the seller in connection with the March 1994 purchase of a merchant portfolio.

                               PMT SERVICES, INC.

     In October 1995, the Company consummated a second public offering of 2,156,250 shares of common stock, 1,931,250 of which were offered by the Company. The Company received net proceeds of approximately $40.8 million, after deducting underwriting discounts and commissions and expenses of the offering, and repaid all borrowings outstanding under its revolving line of credit.

     The Company offered 3,910,000 shares of its common stock in a third public offering consummated in April 1996. The Company received net proceeds of approximately $100 million after deducting underwriting discounts and commissions and estimated expenses of the offering.


NOTE 3 - MERGERS AND ASSET PURCHASES:

Mergers

     During fiscal year 1996, the Company began issuing common stock to acquire companies with both existing merchant portfolios and sales organizations capable of generating new accounts.

     In fiscal year 1996 and 1997, the Company consummated nine acquisitions by issuing common stock in exchange for all the outstanding common stock of the companies acquired. These acquisitions were accounted for as poolings of interest. Six of these transactions were considered material for restatement and are summarized below:

        COMPANY ACQUIRED                     DATE              SHARES ISSUED

  Martin-Howe Associates (MHA)           July 1, 1996             594,011
  Fairway Marketing Group (Fairway)      December 23, 1996        424,999
  Bancard Systems, Inc. (BSI)            January 27, 1997       3,131,250
  Retail Payment Services, Inc. (RPS)    January 30, 1997         567,519
  Erik Krueger, Incorporated (Krueger)   June 3, 1997             579,000
  LADCO Financial Group (LFG)            July 14, 1997          1,463,414


     PMT's consolidated financial statements have been restated to include the accounts of MHA, Fairway, BSI and RPS for all periods presented by including the historical results of these entities. The historical results of these four pooled entities reflect each of their actual operating cost structures and, as a result, do not necessarily reflect the cost structure of the newly combined entity. Significant, unusual and non-recurring costs affecting fiscal year 1996 operating results of the pooled entities include a single fraud loss of $890,000, recognition of $400,000 in asset impairment losses in one entity, and executive bonuses of $330,000 (totaling approximately $1 million after-tax or $0.03 per share). Although PMT incurs merchant fraud losses each year, and recognizes an accrual each year for such possibilities, the Company's annual loss experience has historically been significantly less than the above single loss in one of the pooled entities. Additionally, no further asset impairment losses are expected from any of the assets acquired in these mergers. The historical results do not purport to be indicative of results which may occur in the future.

                               PMT SERVICES, INC.

     MHA had a calendar year end and, accordingly, the MHA statements of income for the years ended December 31, 1993, 1994 and 1995 have been combined with the Company's statements of income for the fiscal years ended July 31, 1994, 1995 and 1996, respectively. In order to conform MHA's year end to the Company's fiscal year end, results of operations for MHA for the six-month period ended June 30, 1996 have been excluded from the consolidated statement of income for the fiscal year ended July 31, 1996. Accordingly, an adjustment has been made in fiscal year 1996 to retained earnings for the exclusion of the net loss of $356,914 for such six-month period. MHA's results of operations for this six-month period include revenues of $10,743,645, expenses of $11,022,698 and net loss before provision of income taxes of $279,053.

     PMT's consolidated financial statements have been restated to include the accounts of Krueger and LFG for all periods presented by including the historical results of these entities. The historical results of these two pooled entities reflect each of their actual operating structures and, as a result, do not necessarily reflect the cost structure of the newly combined entity.

     Fairway, RPS and Krueger were Subchapter S Corporations for income tax purposes; therefore, these entities did not pay U.S. federal income taxes. These entities will be included in the Company's U.S. federal income tax return effective from the date of merger.

     Separate revenues, net income and related per share amounts of the merged entities for the periods prior to the mergers are presented in the following table. In addition, the table includes unaudited pro forma net income and net income per share amounts which reflect pro forma adjustments to present income taxes on the basis on which they will be reported in future periods.

                               PMT SERVICES, INC.


                                     YEAR ENDED      YEAR ENDED      YEAR ENDED
                                   JULY 31, 1994   JULY 31, 1995   JULY 31, 1996
                                   --------------  --------------  ------------
     Revenues
      PMT                            $53,506,857    $ 75,242,866    $136,254,139
      LFG                              7,887,345       8,860,400      11,008,144
      MHA                              7,689,671      13,764,195      13,585,887
      BSI                              9,668,196      16,808,554      21,540,196
      Fairway                         14,259,605      18,072,187      19,524,072
      Other                            4,113,614       6,791,030      12,978,788
                                     -----------    ------------    ------------
     Revenues, as reported           $97,125,288    $139,539,232    $214,891,226
                                     ===========    ============    ============

     Net Income (Loss)
      PMT                            $ 2,492,514    $  4,032,000    $  8,952,399
      LFG                                393,029         917,608       1,024,212
      MHA                                 99,930        (391,845)       (327,023)
      BSI                                 56,679         236,002         287,669
      Fairway                               (584)        164,381        (858,125)
      Other                               73,345         494,622       1,146,411
                                     -----------    ------------    ------------
     Net income, as reported           3,114,913       5,452,768      10,225,543
     Pro forma tax effect of
      Subchapter S Corporations          (28,365)       (256,032)       (115,325)
                                     -----------    ------------    ------------

     Pro forma net income            $ 3,086,548    $  5,196,736    $ 10,110,218
                                     ===========    ============    ============

     Net income per share
     As reported                           $0.16           $0.20           $0.29
     Pro forma                             $0.16           $0.19           $0.29


     These unusual costs in fiscal year 1996 described above in the pooled entities, coupled with the additional common shares issued to complete the poolings, result in the restated earnings per share being less than previously reported. The decrease in fiscal year 1994 earnings per share results from each of the pooled entities being much smaller in size in that year and not contributing any significant level of earnings.

     In addition to these six transactions, the Company completed three separate mergers during fiscal year 1997 with three unrelated entities by issuing an aggregate of 2,900,000 shares of its common stock in exchange for all the outstanding stock of the three entities. These transactions were individually not considered material for retroactive restatement.

Asset Purchases

     The Company purchases merchant portfolios which provide the Company the right to service specific merchants under contract to processing banks for electronic authorization and payment processing. The Company purchased five portfolios in fiscal year 1994 and nine portfolios in fiscal year 1995. In fiscal year 1996, the Company purchased four merchant portfolios. These acquisitions were accounted for as purchase

                               PMT SERVICES, INC.

transactions, and accordingly, the operating results of the merchant portfolios are included in the Company's results of operations from the effective dates of the acquisitions.

     In connection with the purchase of merchant portfolios, the Company may enter into a noncompetition agreement with the sellers of the portfolios. In such cases, a portion of the purchase price of each merchant portfolio is allocated to the related noncompetition agreement (Note 6). Amortization expense related to purchased merchant portfolios was $947,278, $2,283,638 and $5,642,084 in fiscal years 1994, 1995 and 1996, respectively.

     Individually significant purchase transactions are as follows:

     CROWN CARD SERVICES - The Company acquired the merchant portfolio and retained the sales force of Crown Card Services, Inc. ("Crown Card") on January 1, 1994. The total purchase price for the merchant portfolio was $853,700, of which $630,000 was paid in cash. A noninterest bearing note payable for $170,000 and 20,000 shares of common stock valued at $53,700 were issued to Crown Card.

     ABC - The Company purchased a merchant portfolio from Bankcard America, Inc. ("ABC") in April 1995 for a purchased price of $7,674,990. The Company paid $2,600,000 in cash, issued a $400,000 note payable with interest at 3% due May 1, 1995 and issued a $4,700,000 note payable with interest at 3% due July 1, 1995. The Company incurred direct costs and expenses related to the purchase of approximately $1,300,000. The purchase agreement provided additional consideration of $2,500, payable to the seller contingent upon the seller's ability to negotiate the transfer of the merchant accounts from the current processing bank to the Company's primary processing bank. In May 1995, an agreement was entered into providing for transfer of the merchant accounts and the Company paid $2,500,000 representing additional purchase price for the merchant portfolio.

     In connection with the purchase, the Company signed a guaranty for a $1,000,000 note payable to the current processing bank by ABC expiring May 9, 1998. The Company received a security interest in stock warrants to purchase 120,000 shares of the Company's common stock currently held by a shareholder of ABC. Additionally, beginning June 1995, the Company's primary processing bank required a security deposit of $1,500,000 for a period of six months due to the conversion of other merchant portfolios to this bank. Approximately $1,000,000 plus accrued interest was returned to the Company in March 1996. A sum of $500,000 will remain on deposit with this primary processing bank as long as the Company participates in the bank's Association Marketing Agreement. This amount is reflected as other current assets on the Company's balance sheet at July 31, 1996.

                                PMT SERVICES, INC.

     TERMNET AND CPS - In July 1995, the Company purchased two merchant portfolios which were financed under the Company's credit facility. The Company paid $6,200,000 to TermNet Merchant Services, Inc. ("TermNet") for a merchant portfolio and inventory. The Company paid $5,951,000 to Consumer Payment Services, Inc. ("CPS") for the second purchase in July 1995. In addition to the CPS merchant portfolio, the Company also obtained a merchant terminal lease portfolio, inventory and other office assets.

     IMPERIAL BANK - In October 1995, the Company purchased a merchant portfolio from Imperial Bank ("Imperial") for $8,650,000 with a portion of the proceeds from the Company's second public offering.

     UMB - In March 1996, the Company purchased a merchant portfolio from UMB Bank ("UMB") for $13,500,000 with a portion of the proceeds from the Company's second public offering. Additionally, the Company purchased merchant equipment inventory from UMB in the transaction.

     Unaudited pro forma operating results are presented below to provide additional information relative to the potential effect upon the Company's operations of significant acquisitions. Pro forma information is provided only for acquisitions meeting certain size and other requirements set forth by the Securities and Exchange Commission. Each of the above acquisitions meet these requirements and are included in the unaudited pro forma summary for the periods specified below.

                            EFFECTIVE               INCLUDED IN
                             DATE OF             PRO FORMA RESULTS
                            PURCHASES          BEGINNING FISCAL YEAR
                            ---------          ----------------------

        Crown Card        January 1, 1994               1994
        ABC               April 1, 1995                 1994
        TermNet           July 1, 1995                  1994
        CPS               July 1, 1995                  1994
        Imperial          October 1, 1995               1995
        UMB               March 1, 1995                 1995

       These unaudited pro forma results have been prepared for comparative purposes and do not purport to be indicative of what would have occurred had the purchases been made at the beginning of fiscal year 1994 or fiscal year 1995, or of results which may occur in the future.

                               PMT SERVICES, INC.


                                                PRO FORMA      PRO FORMA      PRO FORMA
                                               YEAR ENDED     YEAR ENDED     YEAR ENDED
                                              JULY 31, 1994  JULY 31, 1995  JULY 31, 1996
                                              -------------  -------------  -------------

Revenues                                       $140,170,772   $212,376,315   $235,222,557
Income before extraordinary item
   and change in accounting principle          $  1,255,515   $  3,896,695   $ 10,320,854
Net income                                     $  1,568,415   $  3,896,695   $ 10,320,854

Income per share before extraordinary
   item and change in accounting principle     $       0.07   $       0.14   $       0.30
Net income per share                           $       0.08   $       0.14   $       0.30

     In addition to the above transactions, the Company consummated acquisitions of seven merchant portfolios subsequent to July 31, 1996 accounted for as purchase transactions. These merchant portfolio acquisitions accounted for approximately 18,000 merchant accounts. Operating results of the merchant portfolios will be included in the Company's financial statements beginning on the effective date of the purchase.

NOTE 4 - NET INVESTMENT IN DIRECT FINANCING LEASES:

                                                                                                     JULY 31
                                                                                      ----------------------------------
                                                                                             1995              1996
                                                                                      -------------------  -------------

   Minimum lease payments                                                                   $ 34,760,236   $ 45,674,278
   Residual values - unguaranteed                                                              4,302,833      5,773,731
   Allowance for doubtful accounts                                                            (1,017,459)    (1,659,203)
                                                                                            ------------   ------------
   Net minimum lease payments receivable                                                      38,045,610     49,788,806
   Unearned income                                                                           (12,159,130)   (17,422,781)
                                                                                            ------------   ------------
   Net investment in direct financing leases                                                $ 25,886,480   $ 32,366,025
                                                                                            ============   ============

     Changes in the allowance for doubtful accounts were as follows:


                                                                                        FOR THE YEAR ENDED
                                                                                               JULY 31
                                                                        -----------------------------------------------
                                                                            1994                 1995           1996
                                                                        -----------         ------------   ------------
   Balance at beginning of year                                         $ 1,300,509         $  1,513,455   $  1,017,459
   Provision for bad debt expense                                         2,397,138            1,433,390      2,132,542
   Charged off lease contracts                                           (2,475,843)          (2,487,772)    (1,637,744)
   Bad debt recoveries                                                      291,651              558,386        146,946
                                                                        -----------         ------------   ------------
   Balance at end of year                                               $ 1,513,455         $  1,017,459   $  1,659,203
                                                                        ===========         ============   ============

                               PMT SERVICES, INC.

     At July 31, 1996, minimum lease payments receivable, including estimated residual values receivable, are due as follows:

                                 UNGUARANTEED
                    MINIMUM        RESIDUAL
                 LEASE PAYMENTS     VALUES
                   RECEIVABLE     RECEIVABLE
                 --------------  ------------

   1997             $18,501,323    $  546,614
   1998              14,143,537     1,040,496
   1999               9,327,413     1,680,456
   2000               3,326,204     2,159,899
   Thereafter           375,801       346,266
                    -----------    ----------
                    $45,674,278    $5,773,731
                    ===========    ==========

     The Company's experience indicates a portion of the leases will terminate at dates other than the end of the contractual lease period. Accordingly, the foregoing table should not be regarded as a forecast of future collections.

NOTE 5 - PROPERTY AND EQUIPMENT:
                                                 JULY 31,
                                        --------------------------
                                            1995          1996
                                        ------------  ------------

Office equipment......................  $ 2,679,579   $ 4,476,951
Studio equipment......................      639,021       945,779
Credit card terminals held for lease..    1,318,931     1,640,538
Office furniture and fixtures.........      516,672       702,494
Leasehold improvements................       72,575       124,766
                                        -----------   -----------
                                          5,226,778     7,890,528
     Less:  accumulated depreciation..   (1,305,012)   (2,787,301)
                                        -----------   -----------
                                        $ 3,921,766   $ 5,103,227
                                        ===========   ===========


          In addition to the direct financing leases described in Note 4, the Company leases point-of-sale credit card terminals to merchants under operating leases on a month-to-month basis. Depreciation expense on all of the Company's property and equipment totaled $597,915, $465,398 and $1,074,644 in fiscal years 1994, 1995 and 1996, respectively.


NOTE 6 - INTANGIBLE AND OTHER ASSETS:
                                                 JULY 31,
                                         ------------------------
                                            1995         1996
                                         -----------  -----------
Noncompetition agreements..............   $3,148,016   $3,345,193
Restricted cash........................    4,036,831    3,329,913
Deferred finance costs.................      480,341      585,360
Other..................................      590,147      626,424
                                          ----------   ----------
                                          $8,255,335   $7,886,890
                                          ==========   ==========

     Intangible and other assets include noncompetition agreements with various sellers of merchant portfolios purchased by the Company (Note 3).

                               PMT SERVICES, INC.

     Amortization expense related to noncompetition agreements was $228,620, $465,147 and $860,323 in fiscal years 1994, 1995 and 1996, respectively. Accumulated amortization of noncompetition agreements was $843,357 and $1,703,680 at July 31, 1995 and 1996, respectively.

     Restricted cash represents funds withheld by certain processing banks pursuant to processing agreements to cover potential merchant losses or by lending institutions pursuant to loan agreements to provide additional collateral.

     Amortization of deferred finance costs included in interest expense was $182,670, $580,665, and $550,318 in fiscal years 1994, 1995 and 1996, respectively. Accumulated amortization of deferred finance costs was $863,027 and $1,413,345 at July 31, 1995 and 1996, respectively.

NOTE 7 - ACCRUED LIABILITIES:
                                              JULY 31,
                                      ------------------------
                                         1995         1996
                                      -----------  -----------
Income taxes payable................   $1,032,546   $1,696,910
Compensation and payroll taxes......    1,089,972      969,817
Accrued rent........................       55,863           --
Professional services...............       92,833      415,477
Accrued processing costs............      262,894      238,189
Reserve for merchant losses.........      556,673    1,459,602
State franchise taxes payable.......           --      356,042
Sales and property taxes payable....      289,592      281,429
Accrued financing costs.............       15,472       26,000
Interest payable on long-term debt..      101,153      144,296
Other...............................      354,624      463,421
                                       ----------   ----------
                                       $3,851,622   $6,051,183
                                       ==========   ==========

                               PMT SERVICES, INC.

NOTE 8 - LONG-TERM DEBT:

                                                                         JULY 31,
                                                                ------------------------
                                                                   1995         1996
                                                                -----------  -----------
Revolving line of credit, due November 1, 1996
   unless converted to a term loan with monthly
   installments due over 48 months, interest
   payable monthly at a variable rate based on the
   prime rate (8.5% at July 31, 1996).........................  $15,293,000           --

Notes payable, secured by the remaining payment
   stream on certain leases and restricted cash, principal
   and interest at rates ranging from 10.11% to 12.21%
   per annum are payable monthly, with all unpaid
   principal and interest due by April 2000...................   14,823,054  $10,237,459

Notes payable, secured by the remaining payment
   stream of certain leases and restricted cash, principal
   and interest at a variable rate based on the one
   month LIBOR rate then in effect (7.66% at July 31,
   1996), are payable monthly, with all unpaid
   and interest due in November.  This instrument will
   convert to a fixed rate note during fiscal 1997.  Gains or losses related to this transition are hedged by the
    financial instrument agreement............................           --   13,310,790

Notes payable, secured by the remaining payment
   stream of certain leases and restricted cash, principal
   and interest at variable rates based on the one month
   LIBOR rate then in effect (various rates ranging
   from 10.06% to 10.38% at July 31, 1996), are
   payable monthly, with all unpaid principal and
   interest due by July 2000..................................    2,635,069    3,210,195

Notes payable, secured by remaining payment stream
   of certain leases and restricted cash, principal and
   interest at 7.39% per annum are payable monthly, with
   all unpaid principal and interest due in September 1997....    2,973,910      696,413

Notes payable, secured by the remaining payment
   stream of certain leases and restricted cash, principal
   and interest at 12.0% per annum are payable monthly,
   with all unpaid principal and interest due by March 1999...    1,755,772    1,149,487

Notes payable, secured by the remaining payment
   stream of certain leases and restricted cash, principal
   and interest at a variable rate based on the prime rate
   (9.5% at July 31, 1996), are payable monthly, with all
    unpaid  principal and interest due by February 1997.            659,129    1,034,350

                               PMT SERVICES, INC.


                                                                           JULY 31,
                                                                ------------------------------
                                                                     1995            1996
                                                                --------------  --------------
Notes payable, secured by the remaining payment
   stream of certain leases and restricted cash, principal,
   and interest at 5.17% per annum are payable monthly,
   with all unpaid principal and interest due in April 1997...  $   1,908,015   $     642,576

Notes payable, secured by the remaining payment
   stream of certain leases and restricted cash, principal
   and interest at a variable rate based on the prime rate
   (10.0% at July 31, 1996), are payable monthly, with all
    unpaid principal and interest due by May 1998.............             --         996,545

Notes payable, secured by remaining payment
   stream of certain leases and restricted cash, principal
   and interest at 6.9% per annum are payable monthly,
   with all unpaid principal and interest due in May 1997.....        712,714              --

Various lines of credit at 9% fixed rated initiated in
   1994 and 1995; no repayment terms; debt serviced
   as funds allow.                                                    225,000         570,000

Non interest bearing notes payable with interest
   imputed at 8%, issued in connection with the
   Company's purchase of merchant portfolios;
   maturing at various dates through October 1996.                     80,500          40,000

Other debts repaid in 1996 or subsequent to
   acquisitions...............................................      1,362,000         439,991

Other.........................................................         20,000           5,000
                                                                -------------   -------------
Total long-term debt..........................................     42,448,163      32,332,806
       Less:  current portion.................................   ( 11,216,219)   ( 13,281,646)
                                                                -------------   -------------
                                                                $  31,231,944   $  19,051,160
                                                                =============   =============

                               PMT SERVICES, INC.

     The Company entered into an agreement on March 22, 1994 for a $12,500,000 revolving line of credit and $2,368,000 bridge loan. This credit facility was amended and restated on May 31, 1995 and July 18, 1995, increasing the revolving line of credit to $17,500,000 and terminating the bridge loan. The proceeds from the loans were used to purchase merchant portfolios, to repay debt and for general working capital purposes. The revolving credit facility matures on November 1, 1996 unless converted to a term loan payable in monthly installments over four years. Notes issued under the credit facility will bear interest at a rate based on LIBOR, the bank's prime rate or at a fixed rate based on the bond equivalent bid side yield of the U.S. Treasury Note. Borrowings under the agreement are secured by substantially all the Company's assets and life insurance policies on the lives of two of the Company's executive officers. The agreement contains restrictive covenants which include, among other items, maintenance of specified ratios of fixed charge coverage, debt to earnings before interest, taxes, depreciation and amortization and to net worth. The covenants also include restrictions on capital expenditures and prohibition of new indebtedness and cash dividends.

Maturities of long-term debt are as follows as of July 31, 1996:

                        YEAR ENDING
                          JULY 31
                        -----------
                           1997          $13,281,646
                           1998            8,848,117
                           1999            5,106,458
                           2000            3,244,446
                           2001            1,274,952
                           Thereafter        577,187
                                         -----------
                                         $32,332,806
                                         ===========

                               PMT SERVICES, INC.

NOTE 9 - SHAREHOLDERS' EQUITY;

     Changes in the shares of the Company's common stock are as follows:

  Issued at July 31, 1993...........   4,361,063
  Shares issued.....................      20,000
                                      ----------
  Issued at July 31, 1994...........   4,381,063

  Shares issued.....................   2,420,872
  Exercise of  put options..........   1,922,372
  Exercise of options and warrants..     164,684
                                      ----------
  Issued at July 31, 1995...........   8,888,991

  Shares issued.....................   5,851,961
  Exercise of options...............      44,805
  Stock dividends...................  23,692,517
                                      ----------
  Outstanding at July 31, 1996......  38,478,274
                                      ==========

     The Company's shareholders approved an increase in the amount of authorized shares of Common Stock of the Company from 40,000,000 shares to 100,000,000 shares at the Company's 1996 Annual Meeting of Shareholders.


NOTE 10 - STOCK OPTIONS AND WARRANTS:

     The Company has an incentive stock option plan, whereby the Company has reserved for issuance upon exercise of stock options a maximum of 2,295,000 shares of the Company's common stock. In addition to certain other provisions, the plan provides for the option price of the shares to be determined by the Board of Directors at the date of the grant provided, however, that in the case of incentive stock options, the option price shall be no less than 100% of the fair market value of the common stock on such date (110% in the case of an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company). In the case of nonstatutory stock options, the option price shall be no less than 85% of the fair market value of the common stock on the date of grant.

     The options expire at such times as determined by the Board of Directors at the time of the grant, which shall be no later than ten years from the grant date (five years in the case of an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company). The Company is authorized to loan, or guarantee loans for, the purchase price of shares issuable upon exercise of options granted under the plan.

                              PMT SERVICES, INC.

     In May 1994, the Company adopted an outside director stock option plan and amended the plan at the December 1995 annual shareholders' meeting. The plan provides for the grant of non-qualified stock options to outside directors and authorizes the issuance of up to 300,000 shares of common stock pursuant to options having an exercise price equal to the fair market value of the common stock on the date the options are granted. Options were granted to each outside director on the effective date of the Offering to purchase 30,000 shares of the Company's common stock for a total of 120,000 shares (Note 2). Options granted under the plan are exercisable one-fourth each on the first, second, third and fourth anniversaries of the grant date and expire ten years after the grant date. The status of options under the plan (reflecting all stock splits) is as follows:

                                    NUMBER       EXERCISE        EXPIRATION
                                  OF OPTIONS      PRICE            DATE
                                  ----------     ---------       ----------

   Outstanding at July 31, 1993..    458,700
                                   ---------
   Outstanding at July 31, 1994..    458,700
      Granted....................  1,361,724   $        2.67  August 11-12, 2004
      Granted....................     24,000   $        2.83  December 15, 2002
      Granted....................     15,000   $        3.54  February 21, 2005
      Terminated.................     (5,196)
      Exercised..................   (103,872)  $0.83 - $2.67
                                   ---------   -------------
   Outstanding at July 31, 1995..  1,750,356
      Granted....................     69,000   $        5.96  August 15, 2005
      Granted....................     16,500   $        9.17  November 9, 2005
      Granted....................     84,000   $        8.78  December 12, 2005
      Granted....................    150,000   $       10.29  December 12, 2005
      Granted....................     24,000   $       10.94  December 15, 2005
      Granted....................    120,000   $       10.00  December 28, 2005
      Granted....................     48,000   $       15.67  March 29, 2006
      Granted....................     40,000   $       22.25  July 16, 2006
      Terminated.................   (265,052)
      Exercised..................   (119,775)  $0.83 - $2.67
                                   ---------   -------------
   Outstanding at July 31, 1996..  1,917,029
                                   =========

   Exercisable at July 31, 1996..    558,175
                                   =========

     Options for 740,772 and 550,324 shares were available for future grant under the plan at July 31, 1995 and 1996, respectively.

     The Company has granted stock warrants which give the holder the right to purchase 120,000 shares of the Company's common stock at an exercise price of $1.25 per share. These warrants expire March 22, 2004 (Note 3).

                               PMT SERVICES, INC.

NOTE 11 - RETIREMENT PLANS:

     The Company initiated a 401(k) retirement plan, the PMT Services, Inc. 401(k) Retirement Plan, in fiscal 1996. Following the initial enrollment, employees become eligible for participation in the plan on the semi-annual enrollment date following the employee completing 12 consecutive months of employment and 1,000 hours of service or more. The Company contributes an amount equal to 50% of employee voluntary contributions up to a maximum of 6% of the employee's annual compensation. The plan expense for fiscal 1996 was $64,015.

     Prior to the merger with the Company, employees of MHA and LFG could participate in their respective Company's 401(k) plan. MHA matched 50% of the employee contributions up to 6% of salary and LFG matched on a discretionary basis. The plans are scheduled for termination subsequent to the merger with PMT Services, Inc. MHA and LFG employees became eligible for participation in the PMT 401(k) Plan effective with the merger.

NOTE 12 - LEASES:

     The Company leases equipment and office space under noncancellable operating leases. Rent expense approximated $558,658, $964,831 and $1,175,073 during fiscal years 1994, 1995 and 1996, respectively. Office space was leased from a partnership comprising two of the Company's shareholders during fiscal year 1994 and a portion of 1995. Rent expense paid to shareholders for office space amounted to $113,000 and $54,000 during fiscal years 1994 and 1995, respectively. This office space lease agreement terminated in 1995 and the Company relocated. None of the Company's current office space is with a related party. Subsequent to July 31, 1996, the Company entered into an agreement to lease additional office space beginning October 1, 1996. Future minimum payments under all noncancellable leases with terms greater than one year at July 31, 1996 are:

                         YEAR ENDING
                          July 31
                         -----------
                            1997           $1,331,868
                            1998            1,239,051
                            1999            1,138,199
                            2000              944,278
                            2001              385,286
                         Thereafter                --

                               PMT SERVICES, INC.

NOTE 13 - OTHER INCOME - NET:

          The Company recorded a non-taxable gain of $1,000,000 in the fourth quarter of fiscal year 1996 for the receipt of insurance proceeds on the life of the former Chief Financial Officer of the Company. Additionally, the Company has included in this line item all non-recurring transaction costs related to mergers which were accounted for as a pooling of interests.

NOTE 14 - INCOME TAXES:

The provision for income taxes comprises the following:

                                                                                           YEAR ENDED JULY 31,
                                                                                ----------------------------------------
                                                                                    1994          1995          1996
                                                                                ------------  ------------  ------------
 Current tax expense:
   Federal....................................................................   $1,533,021    $2,425,471    $5,395,173
   State......................................................................      340,589       517,847     1,042,180
                                                                                 ----------    ----------    ----------
                                                                                  1,873,610     2,943,318     6,437,353
                                                                                 ----------    ----------    ----------
 Deferred tax benefit:
   Federal....................................................................      (99,646)      143,946      (470,526)
   State......................................................................      (17,555)       76,500       (30,469)
                                                                                 ----------    ----------    ----------
                                                                                   (117,201)      220,446      (500,995)
                                                                                 ----------    ----------    ----------
 Increase in valuation
   allowance..................................................................           --       137,288       194,831
                                                                                 ----------    ----------    ----------
                                                                                 $1,756,409    $3,301,052    $6,131,189
                                                                                 ==========    ==========    ==========

The Company's effective tax rate differs from the statutory rate as follows:

                                                                                           YEAR ENDED JULY 31,
                                                                                ----------------------------------------
                                                                                    1994          1995          1996
                                                                                ------------  ------------  ------------
 Federal tax at statutory rate................................................         34.0%         34.0%         34.0%
 Increase (decrease) in taxes resulting
  from:
   State income taxes (net
    of federal tax benefit)...................................................          4.7           4.5           4.1
   Valuation allowance........................................................           --           1.6           1.2
   Other......................................................................         (0.2)         (2.4)         (1.8)
                                                                                 ----------    ----------    ----------
                                                                                       38.5%         37.7%         37.5%
                                                                                 ==========    ==========    ==========

     Deferred income taxes under SFAS 109 reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets at July 31, 1995 and 1996 are as follows:

                               PMT SERVICES, INC.

                                                    JULY 31,
                                          ----------------------------
                                              1995           1996
                                          -------------  -------------
    Current tax assets:
      Compensation liabilities..........  $     24,321   $     30,897
      Loss reserves.....................       618,054        858,343
      Other.............................        37,749         56,694
                                          ------------   ------------
    Net current tax assets..............  $    680,124   $    945,934
                                          ============   ============

    Noncurrent tax assets:
      Leased equipment..................     8,613,556     10,646,486
      Unearned income...................     4,985,244      7,143,341
      Merchant portfolio amortization...       682,907      1,586,194
      Net operating loss of subsidiary..       905,596      1,222,814
      Other.............................       153,102        182,442
                                          ------------   ------------
                                            15,340,405     20,781,277
     Valuation allowance................      (137,288)      (332,119)

    Noncurrent tax liability:
      Gross lease receivable............   (14,251,697)   (18,726,454)
      Residual values...................    (1,764,162)    (2,367,230)
      Depreciation......................      (101,454)      (242,327)
      Other.............................      (120,878)      (107,868)
                                          ------------   ------------
                                           (16,238,191)   (21,443,879)
                                          ------------   ------------
    Net noncurrent tax liability........  $ (1,035,074)  $   (994,721)
                                          ============   ============

     As of July 31, 1996, the Company has approximately $3,000,000 of federal and state net operating loss carryforwards available to offset future taxable income of a subsidiary of the Company. A valuation allowance has been established for these net operating losses.

NOTE 15 - COMMITMENTS AND CONTINGENCIES:

     In addition to the third-party debt guaranty and operating leases described in Notes 3 and 12 above, the Company is subject to the following commitments and contingencies described herein.

     The Company entered into an agreement in July 1995 to purchase the rights to service merchant accounts to be generated by another independent sales and service provider ("service provider") under a contract with the Company's primary processing bank. The Company's option to purchase may be exercised upon the earlier of default by the service provider under its loan agreement with a third party or December 1, 1997 and expires on January 31, 1998. The purchase price will be derived as a multiple of average monthly cash flow generated by the merchant accounts for the three months immediately prior to the purchase.

                               PMT SERVICES, INC.

     The Company's agreement with its primary processing bank was amended to require the Company to purchase the service provider's merchant accounts by January 31, 1998. Additionally, the Company has indemnified the processing bank for any losses incurred by the processing bank with respect to the service provider's merchant accounts.

     In connection with the option agreement, the Company has guaranteed the service provider's loan to a third party in the amount of $250,000. The Company has also entered into a service agreement whereby the Company will provide customer service, processing equipment deployment and related services to the service provider's merchant accounts for a monthly fee of $4.75 per merchant
account.    At July 31, 1996, the service provider was a newly developed entity without significant merchant accounts generated.

     VISA and MasterCard require merchants accepting VISA and MasterCard credit cards to contract directly with a processing bank that is a member bank of the VISA or MasterCard associations. The Company is not a party to the merchant processing agreements and is therefore dependent upon its contractual arrangements with its processing banks in order to continue to service its merchant portfolio. The Company has a contractual right to receive revenues derived from the discount rate and fees earned on its merchant portfolio so long as the merchant continues to process transactions on the processing bank's system and the Company provides adequate service to the merchant and remains in compliance under its agreement with the processing bank. Under the terms of the Company's agreement with its primary processing bank, the Company is permitted to transfer merchants to another processing bank subject to time limitations and termination fees. This agreement provides mobility for substantially all of the Company's merchant base. However, in order to transfer merchant contracts, the Company must pay the processing bank a fee determined by a formula related to the annualized aggregate transaction volume of the merchants transferred.

                                                                     Schedule II


                               PMT SERVICES, INC.

                          RESERVE FOR MERCHANT LOSSES


                            BALANCE AT                                BALANCE AT
                            BEGINNING                                   END OF
                            OF PERIOD     ADDITIONS(1)  DEDUCTIONS(2)    PERIOD
                            ----------    ------------  ------------- ----------

Fiscal Year   1994.......... $168,660     $  486,993     $210,894     $  444,759

              1995.......... $444,759     $  520,245     $408,331     $  556,673

              1996.......... $556,673     $1,653,705     $750,776     $1,459,602

______________________

(1) Additions represent amounts charged to expense during the respective periods.

(2) Deductions represent actual chargebacks incurred by the Company during the respective periods.



                            ALLOWANCE FOR BAD DEBTS



                     BALANCE AT                                           BALANCE AT
                     BEGINNING                                              END OF
                     OF PERIOD   ADDITIONS(1)   OTHER (2)  DEDUCTIONS(3)    PERIOD
                     ----------  -------------  ---------  -------------  ----------

Fiscal Year    1994  $1,300,509  $2,397,138     $291,651   $2,475,843     $1,513,455

               1995  $1,513,455  $1,433,390     $558,386   $2,487,772     $1,017,459

               1996  $1,017,459  $2,132,542     $146,946   $1,637,744     $1,659,203

______________________

(1) Additions represent amounts charged to expense during the respective periods.

(2)  Other represents recoveries by the Company during the respective periods.

(3) Deductions represent actual write-offs recorded by the Company during the respective periods.

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

                       CONSOLIDATED FINANCIAL STATEMENTS

                         YEAR ENDED DECEMBER 31, 1996

                                   CONTENTS

Report of Independent Auditors..................................   1

Audited Consolidated Financial Statements

Consolidated Balance Sheet......................................   2
Consolidated Statement of Income................................   3
Consolidated Statement of Changes in Stockholders' Equity.......   4
Consolidated Statement of Cash Flows............................   5
Notes to Consolidated Financial Statements......................   6

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
LADCO Financial Group and Subsidiaries

We have audited the accompanying consolidated balance sheet of LADCO Financial Group and Subsidiaries (dba LADCO Leasing) as of December 31, 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LADCO Financial Group and Subsidiaries (dba LADCO Leasing) at December 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

February 25, 1997

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996


ASSETS
Cash                                                       $ 3,183,846
Restricted cash                                              1,085,120
Receivables and other assets                                   707,916
Net investment in direct financing leases                   35,038,662
Furniture and equipment, net of
 accumulated depreciation of $365,947                          326,147
                                                           -----------
                                                           $40,341,691
                                                           ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other liabilities                     $   562,263
Notes payable                                               33,486,285
Current income taxes payable                                   133,330
Deferred income taxes                                        2,179,313
                                                           -----------
                                                            36,361,191

Stockholders' equity:
 Common stock, no par value:
  Authorized shares - 1,000,000
  Issued and outstanding shares - 90,000                        10,000
 Retained earnings                                           4,615,450
 Notes receivable from majority stockholder                   (644,950)
                                                           -----------
Total stockholders' equity                                   3,980,500
                                                           -----------
                                                           $40,341,691
                                                           ===========

See accompanying notes.

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

                       CONSOLIDATED STATEMENT OF INCOME

                         YEAR ENDED DECEMBER 31, 1996


Revenue:
 Income from direct financing leases                    $ 9,543,957
 Other income                                             2,564,284
                                                        -----------
                                                         12,108,241

Expenses:
 Interest                                                 3,026,136
 Provision for bad debt expense                           2,109,318
 Amortization of finance costs                              864,724
 Selling, general and administrative expenses             3,976,204
                                                        -----------
                                                          9,976,382
                                                        -----------
Income before income taxes                                2,131,859

Provision for income taxes                                  876,101
                                                        -----------
Net income                                              $ 1,255,758
                                                        ===========

See accompanying notes.

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                   NOTES
                                                                 RECEIVABLE
                                 COMMON         RETAINED       FROM MAJORITY
                                  STOCK         EARNINGS        STOCKHOLDER        TOTAL
                                -------       ----------       -------------     ----------
Balance at January 1, 1996      $10,000       $3,359,692        $(644,950)       $2,724,742
 Net Income                          --        1,255,758               --         1,255,758
                                -------       ----------        ---------        ----------
Balance at December 31, 1996    $10,000       $4,615,450        $(644,950)       $3,980,500
                                =======       ==========        =========        ==========

See accompanying notes.

                                                                               4

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

                     CONSOLIDATED STATEMENT OF CASH FLOWS

                         YEAR ENDED DECEMBER 31, 1996

OPERATING ACTIVITIES
Net income                                                    $  1,255,758
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                                    967,051
  Provision for bad debts                                        2,109,318
  Deferred income taxes                                            596,261
  Changes in assets and liabilities:
   Current tax payable                                             133,330
   Accounts payable, accrued liabilities,
    receivables, and other assets                                  (96,775)
                                                              ------------
Net cash provided by operating activities                        4,964,943

INVESTING ACTIVITY
Equipment purchased for leasing                                (20,698,874)
Amounts received on leases, net of
 amortized unearned income                                      11,519,094
Purchases of furniture and equipment                              (229,704)
Increase in restricted cash                                       (116,467)
                                                              ------------
Net cash used in investing activities                           (9,525,951)

FINANCING ACTIVITIES
Proceeds from notes payable                                     19,722,892
Repayments of notes payable                                    (13,928,459)
                                                              ------------
Net cash provided by financing activities                        5,794,433
                                                              ------------
Net increase in cash                                             1,233,425
Cash at beginning of year                                        1,950,421
                                                              ------------
Cash at end of year                                           $  3,183,846
                                                              ============
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year:
 Interest                                                     $  3,035,923
 Income taxes                                                       66,000

See accompanying notes.

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

LADCO Financial Group (the Company) is engaged primarily in the commercial leasing business through its wholly owned subsidiaries, LADCO Finance Corp. I, LADCO Finance Corp. II, LADCO Financial Corp. III, LADCO Finance Corp. IV, and LADCO Receivable Corp. The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

The Company's subsidiaries are organized as special purpose corporations. The Company contributed blocks of leases to each subsidiary in exchange for stock, the payoff of notes payable and cash. The subsidiaries obtained cash in exchange for issuing debt secured by the payment stream from the leases received from the Company. The assets of the subsidiaries are pledged as security for the notes payable.

Funding for leased equipment is obtained on both a recourse and nonrecourse basis. The operating cycle of the leases is greater than twelve months; accordingly, the balance sheet is not classified as to current assets and current liabilities.

DIRECT FINANCING LEASES

At lease commencement, the Company records an investment in direct financing leases which is equal to the total of future lease rentals and the estimated residual value of the leased equipment, less unearned lease income. The unearned lease income is the difference between the cost of the equipment and the total of future lease rentals plus the estimated residual value of the leased equipment. Residual value is the estimated proceeds from the sale or lease of the asset at the end of the lease term. Amortization of unearned income is recorded on the interest method.

DEPRECIATION AND AMORTIZATION

Furniture and equipment is depreciated using accelerated methods over three to five years.

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return and combined state tax returns. Certain income and expense items, primarily related to lease income and depreciation on leased equipment, are accounted for in different time periods for financial reporting purposes as compared to income tax purposes. Appropriate provisions are made in the consolidated financial statements for deferred taxes in recognition of these timing differences.

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). Under SFAS 109, deferred taxes are recognized using the liability method, and tax rates are applied to cumulative temporary differences based on when and how they are expected to affect the tax return. Deferred tax assets and liabilities are adjusted for tax rate changes.

CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentration of credit risk consist of cash, receivables and lease contracts receivable. The Company invests excess cash with major banks. The Company has not experienced any losses relating to such cash investments. The Company provides services to various industries and individuals. Customers in California are 31% of the lease contracts receivable. During 1996, the Company transacted 22% of new leases with one vendor. No other vendor accounted for more than 7% of lease originations during 1996. Risk with respect to accounts and lease contracts receivable is reduced due to the Company's long-term relationship with its vendors. The Company has not experienced unusual credit losses relating to receivables.

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CURRENT ACCOUNTING PRONOUNCEMENTS

As of January 1, 1997, the Company is required to adopt the provisions of Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities"
(SFAS 125). SFAS 125 establishes standards for the recognition and measurement of transactions involving transfers of financial assets. SFAS 125 adopts a financial components approach which, after a transfer of financial assets, requires recognition of assets which continue to be controlled by the transferor and a derecognition of assets for which control has been surrendered. SFAS 125 is to be applied prospectively to transactions occurring after January 1, 1997. Transactions prior to adoption are not affected. The adoption of SFAS 125 is not expected to have a material impact on the financial condition or results of operations of the Company.

2. NOTE RECEIVABLE FROM MAJORITY STOCKHOLDER

The Company held a non-interest bearing note receivable due from the majority stockholder of approximately $645,000 as an offset to equity on the balance sheet.

3. CASH

Restricted cash is used as additional security for notes payable (Note 5). The restriction is removed as the notes payable are reduced. The cash accounts earned interest at an average rate of 5.6% during the year ended December 31, 1996.

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. NET INVESTMENT IN DIRECT FINANCING LEASES

The net investment in direct financing leases consists of the following at December 31, 1996;

        Minimum lease payments receivable           $ 49,449,509
        Residual values--unguaranteed                  6,291,985
        Allowance for doubtful accounts               (2,107,222)
                                                    ------------
        Net minimum lease payments receivable         53,634,272
        Unearned income                              (18,595,610)
                                                    ------------
        Net investment in direct financing leases   $ 35,038,662
                                                    ============

Changes in the allowance for doubtful accounts were as follows for the year ended December 31, 1996:

        Balance at beginning of year                $  1,176,725
        Provision for bad debt expense                 2,109,318
        Charged off lease contracts                   (1,471,101)
        Bad debt recoveries                              292,280
                                                    ------------
        Balance at year of year                     $  2,107,222
                                                    ============

At December 31, 1996, minimum lease payments receivable, including estimated residual values receivable, are due as follows:

                                   MINIMUM          UNGUARANTEED
                                    LEASE             RESIDUAL
                                   PAYMENTS            VALUES
                                  RECEIVABLE         RECEIVABLE
                                ---------------------------------
        1997                     $19,884,354        $    231,228
        1998                      15,483,241             771,038
        1999                      10,089,007           2,170,927
        2000                       3,584,617           2,672,668
        2001                         408,290             446,124
                                 -------------------------------
                                 $49,449,509        $  6,291,985
                                 ===============================

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. NET INVESTMENT IN DIRECT FINANCING LEASES (CONTINUED)

The Company's experience shows that a portion of the leases will terminate at dates other than at the end of the contractual lease period. Accordingly, the foregoing table should not be regarded as a forecast of future collections.

5. NOTES PAYABLE

Notes payable consist of the following at December 31, 1996:


        Notes payable, secured by the remaining payment stream of all leases and restricted cash of LADCO Finance Corp. IV, principal and interest at a variable rate of interest of the one-month LIBOR rate then in effect plus 2% per annum (7.53% at December 31, 1996), are payable monthly, with all unpaid principal and interest due in April 2002.
          This instrument will convert to a fixed rate based on the Treasury rate plus an investor spread during 1997. Gains and losses related to this conversion are hedged by the financial instrument agreement
          (Note 11).                                                                         $ 17,618,314

        Notes payable, secured by the remaining payment stream of all leases and restricted cash of LADCO Receivable Corp., principal and interest at rates ranging from 10.11% to 12.21% per annum are payable monthly,
          with all unpaid principal and interest due by April 2000.                             8,607,449

        Notes payable, secured by the remaining payment stream of certain leases and restricted cash of LADCO Financial Group, principal and interest at a variable rate of interest of the one-month LIBOR rate then in effect plus 3.50% to 4.25% per annum (various rates ranging from
          9.03% to 9.78% at  December 31, 1996), are payable monthly, with all
          unpaid principal and interest due by September 2001.                                  3,510,465


                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. NOTES PAYABLE (CONTINUED)


        Notes payable, secured by the remaining payment stream of certain leases and restricted cash of LADCO Financial Group, principal and interest at an annualized rate of interest of the prime rate then in effect plus 1% per annum (9.25% at December 31, 1996), are payable monthly,
          with all unpaid principal and interest due by January 1997.                        $  1,682,300

        Notes payable, secured by the remaining payment stream of certain leases and restricted cash of LADCO Financial Group, principal and interest at an annualized rate of interest of the prime rate then in effect plus 1.5% per annum (9.75% at December 31, 1996), are payable monthly,
          wth all unpaid principal and interest due by March 1998.                              1,152,965

        Notes payable, secured by the remaining payment stream of certain leases and restricted cash of LADCO Financial Group, principal and interest at 12% per annum are payable monthly, with all unpaid principal and
          interest due by March 1999.                                                             870,571

        Notes payable, secured by the remaining payment stream of all leases and restricted cash of LADCO Finance Corp. III, principal and interest at
          5.17% per annum are payable monthly, with all unpaid principal and
          interest due in April 1997.                                                              44,221
                                                                                             ------------
                                                                                             $ 33,486,285
                                                                                             ============

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. NOTES PAYABLE (CONTINUED)

Maturities of notes payable are as follows as of December 31, 1996:

        1997                                        $14,075,452
        1998                                          9,294,097
        1999                                          5,656,208
        2000                                          4,114,081
        2001                                            346,447
                                                    -----------
                                                    $33,486,285
                                                    ===========


The Company has certain covenants relating to financings which include maximum default rates and minimum net worth requirements. The Company was in compliance with these covenants at December 31, 1996.

6. OTHER INCOME

Other income consists of the following components for the year ended December 31, 1996:

        Extended rental income                      $ 1,627,177
        Loss waiver fees                                304,155
        Interest income                                 156,268
        Upgrades and warranties                         147,700
        Document processing fees                        125,413
        Commissions and servicing fees                   78,384
        Other                                           125,187
                                                    -----------
        Total other income                          $ 2,564,284
                                                    ===========


                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. INCOME TAXES

The provision for taxes based on income for the year ended December 31, 1996, consists of the following:

                                CURRENT            DEFERRED           TOTAL
                              -----------------------------------------------
     Federal                    $213,380            $407,864        $621,244
     State                        66,460             188,397         254,857
                              -----------------------------------------------
                                $279,840            $596,261        $876,101
                              ===============================================

The consolidated effective tax rate is different than the statutory rate. The differences for the year ended December 31, 1996, result from the following:


        Statutory rate                                  34.0%
        State taxes                                      6.8
        Nondeductible expenses                            .3
                                                        ----
        Effective tax rate                              41.1%
                                                        ====

The temporary differences which created the net deferred tax liability at December 31, 1996, were as follows:

        Deferred tax assets:
          Leased equipment                          $ 12,443,801
          Unearned income                              8,321,156
          Operating loss and credit carryforwards        998,183
          Allowance for doubtful accounts                944,668
          Other                                          183,149
                                                    ------------
                                                      22,890,957
                                                    ============

        Deferred tax liabilities:
          Gross lease receivables                    (22,168,215)
          Residual values                             (2,820,697)
          Other                                          (81,358)
                                                    ------------
                                                     (25,070,270)
                                                    ------------
        Net deferred tax liability                  $ (2,179,313)
                                                    ============

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


8. DEFINED CONTRIBUTION PLAN

Effective January 1, 1993, the Company adopted a 401(k) defined contribution plan covering substantially all full-time regular employees. Contributions to the plan are at the Company's discretion. Employees become fully vested after five years of participation in the plan. Contributions in the amount of $31,470 were made to the plan during the year ended December 31, 1996.

9. COMMITMENTS

The Company rents its office facilities under operating leases. Minimum future rental commitments payable under these leases are as follows:





        1997                                         $174,525
        1998                                          183,252
        1999                                          159,020
        Thereafter                                          -
                                                     --------
                                                     $516,797
                                                     ========

Rent expense for the year ending December 31, 1996, was $166,215.

10. RELATED PARTY TRANSACTIONS

The Company had certain transactions with companies owned by its majority shareholder and its former chief financial officer, who had relinquished this role effective January 1996. In 1996, the Company paid approximately $116,000 relating to software support and services to an entity owned by the Company's former chief financial officer.

During 1995, the Company entered into a monthly consulting services agreement which became effective January 1, 1996, with the former chief financial officer whereby the former chief financial officer will receive $9,842 per month for a term of five years. The consulting expense recorded for this agreement totaled $118,100 for the year ended December 31, 1996.

During 1994, the Company acquired gross lease receivables of $3,085,000 from LADCO Partners, Inc. (LPI), a company in which the majority shareholder of LADCO Leasing owns a 37.5% interest. Other owners are parties related to LADCO. A portion of the assets acquired included leases sold by the Company in 1991 to an unrelated third party in a transaction accounted for as a sale. At the time of this purchase, LADCO was owed a holdback totaling $628,000 from the aforementioned unrelated third party which initially arose upon the completion of the securitization transaction in 1991. The purchased lease portfolio was discounted on a limited recourse basis to a lender for approximately $2,200,000. As a result of the transaction the Company received full repayment of its holdback of $628,000. LPI shareholders realized a gain of approximately $698,000 on facilitating the transaction with their capital and assuming the risk of the purchase from the trustee of the securitization. LADCO recorded a gain of $329,000 on the settlement of the holdback. During 1995, the Company sold the remaining balance of lease receivables back to LPI at the then remaining book value. No gain or loss was recognized on this transaction.

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


11. FINANCIAL INSTRUMENT AGREEMENT

The Company entered into a forward rate lock agreement during 1996 to minimize its exposure to interest rate risk. The notional amount of the agreement totaled $20,000,000. The notional amount does not represent amounts exchanged by parties and, thus, is not a measure of the Company's exposure to loss through its use of these agreements. The amount to be exchanged in 1997 under this agreement will be determined by reference to the notional amounts and the other terms of the agreement.

Under the Company's forward rate lock agreement, at the conclusion of the agreement the Company and the counterparty will exchange an amount calculated by reference to the agreed notional amount and a specified index.

The Company entered into the agreement to ensure that the Company would not require additional financing to repay the floating rate instrument when the instrument converts to a fixed rate instrument in 1997. There is no credit exposure under the agreement at year end. During 1996, the Company settled a similar forward rate lock agreement with a cash payment to the counterparty of $60,938.

12. FAIR VALUES OF FINANCIAL INSTRUMENTS

Fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value, are reported using quoted market prices. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and in many cases, could not be realized in immediate settlement of the instrument. Fair values for certain financial instruments and all non-financial instruments are not required to be disclosed. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company. The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

        Cash and restricted cash: The carrying amount reported in the balance sheet for cash and restricted cash approximates its fair value.
                                                                              15

                    LADCO FINANCIAL GROUP AND SUBSIDIARIES
                              (DBA LADCO LEASING)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)



12. FAIR VALUES OF FINANCIAL INSTRUMENTS (CONTINUED)

    Notes payable: The fair values of the Company's borrowings are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

    Financial instrument agreement: The fair value is estimated by obtaining market quotes from brokers.

The carrying amounts and fair values of the Company's financial instruments at December 31, 1996, are as follows:

                                                  CARRYING        FAIR
                                                   AMOUNT         VALUE
                                               ---------------------------
Financial assets:
  Cash                                         $  3,183,846   $  3,183,846
  Restricted cash                                 1,085,120      1,085,120
Financial liabilities:
  Notes payable                                  33,486,285     33,910,312
Financial instrument agreements
  held for purposes other than trading:                   -              -
   Financial instrument agreement                         -        (93,750)

                              PMT SERVICES, INC.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                              PMT SERVICES, INC.
                       UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL STATEMENTS


INTRODUCTION

The following unaudited pro forma consolidated financial statements present a balance sheet as of April 30, 1997, and statements of income for the nine months ended April 30, 1997 and April 30, 1996. The pro forma balance sheet and statement of income include, on a pro forma basis, the impact of the recently completed mergers with LADCO Financial Group and Erik Krueger, Incorporated (the Acquired Entities) accounted for as pooling of interests as described in Note 1. The pro forma financial statements should be read in conjunction with the supplemental audited financial statements and the notes thereto included in
Item 7(a)(1) of this filing. Additionally, the Company's Current Report on
Form 8-K dated July 18, 1997 includes the definitive Agreement and Plan of Merger with LADCO Financial Group. LADCO Financial Group's audited consolidated financial statements as of, and for the year ended, December 31, 1996 are included with this filing.

                              PMT SERVICES, INC.
                UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                APRIL 30, 1997

                                                                    THE ACQUIRED      PRO FORMA
                                                    PMT               ENTITIES       ADJUSTMENTS          COMBINED
                                                    ---             ------------     -----------         ----------
ASSETS
 Current assets:
   Cash and cash equivalents                     4,867,807             3,521,134                           8,388,941
   Investments                                  68,040,264                    --                          68,040,264
   Accounts receivable                          13,589,579               121,874                          13,711,453
   Current portion of net investment in
     finance leases                                     --            10,498,497                          10,498,497
   Inventory                                     1,283,668                98,593                           1,382,261
   Deferred income taxes                           214,165               531,427                             745,592
   Other current assets                          3,248,837               131,549                           3,380,386
                                               -----------            ----------       ------------      -----------
       Total current assets                     91,244,320            14,903,074                 --      106,147,394
 Purchased merchant portfolios, net of
   accumulated amortization of $16,082,794      81,942,663                    --                          81,942,663
 Long-term portion of net investment in
   finance leases                                                     23,010,573                          23,010,573
 Property and equipment, net                     8,055,805               402,486                           8,458,291
 Deferred income taxes                           1,695,832                    --                           1,695,832
 Note receivable                                 8,025,000                    --                           8,025,000
 Intangible and other assets                     8,600,411             2,308,359                          10,908,770
                                               -----------            ----------       ------------      -----------
       Total assets                            199,564,031            40,624,492                 --      240,188,523
                                               ===========            ==========       ============      ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt               119,837            16,213,358                          16,333,195
   Accounts payable                              4,018,085                25,132                           4,043,217
   Accrued liabilities                           2,397,772             2,584,302                           4,982,074
   Deferred revenues                               245,803                    --                             245,803
                                               -----------            ----------       ------------      -----------
       Total current liabilities                 6,781,497            18,822,792                 --       25,604,289
   Long-term debt                                  570,000            15,980,085                          16,550,085
   Deferred income taxes                                --             1,987,882                           1,987,882
                                               -----------            ----------       ------------      -----------
       Total liabilities                         7,351,497            36,790,759                 --       44,142,256
 Shareholders' equity:
   Preferred stock, $0.01 par value,
     authorized; 10,000,000 shares; no
     shares outstanding
   Common stock, $0.01 par value,
     authorized; 100,000,000 shares;
     outstanding; 40,124,109 shares                380,817                15,790              4,634          401,241
   Additional paid-in-capital                  169,154,942                    --             (4,634)     169,150,308
   Treasury stock, at cost: 1,188 shares           (12,000)                   --                             (12,000)
   Accumulated earnings                         22,688,775             3,817,943                          26,506,718
                                               -----------            ----------       ------------      -----------
       Total shareholders' equity              192,212,534             3,833,733                 --      196,046,267
                                               -----------            ----------       ------------      -----------
   Total Liabilities and Stockholders'
     equity                                    199,564,031            40,624,492                 --      240,188,523
                                               ===========            ==========       ============      ===========

                              PMT SERVICES, INC.
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
               FOR THE NINE MONTHS ENDED APRIL 30, 1997 AND 1996

                                    NINE MONTHS ENDED APRIL 30, 1997                         NINE MONTHS ENDED APRIL 30, 1996
                         --------------------------------------------------       -------------------------------------------------
                             PMT             THE ACQUIRED                              PMT            THE ACQUIRED
                         SERVICES, INC.        ENTITIES          COMBINED         SERVICES, INC.        ENTITIES          COMBINED
                         --------------      ------------       -----------       --------------      ------------      -----------
Revenues                  185,901,606         15,263,115        201,164,721        135,785,023        12,327,356        148,112,379
Cost of revenues          139,074,880          4,862,850        143,937,730        101,623,183         3,690,393        105,313,576
                          -----------         ----------        -----------        -----------        ----------        -----------
   Gross margin            46,826,726         10,400,265         57,226,991         34,161,840         8,636,963         42,798,803
Selling, general and
  administrative
  expenses                 22,987,929          3,504,386         26,492,315         19,581,879         2,958,171         22,540,050
Depreciation and
  amortization expense      8,896,486            155,811          9,052,297          5,278,066            69,830          5,347,896
Provision for merchant
  losses and bad debts        964,814          2,526,753          3,491,567          1,153,168         1,613,287          2,766,455
Nonrecurring operating
  expenses, net               593,626            366,530            960,156                 --                --                 --
                          -----------         ----------        -----------        -----------        ----------        -----------
    Total operating
      expenses             33,442,855          6,553,480         39,996,335         26,013,113         4,641,288         30,654,401
Income from operations     13,383,871          3,846,785         17,230,656          8,148,727         3,995,675         12,144,402
Interest income             3,797,003            156,234          3,953,237            725,427                --            725,427
Interest expense              (34,139)        (2,970,121)        (3,004,260)          (330,895)       (2,573,629)        (2,904,524)
Other expense, net           (714,944)                --           (714,944)                --                --                 --
                          -----------         ----------        -----------        -----------        ----------        -----------
Income before provision
  for income taxes         16,431,791          1,032,898         17,464,689          8,543,259         1,422,046          9,965,305
Provision for income
  taxes                     6,144,930            417,028          6,561,958          3,497,769           622,286          4,120,055
                          -----------         ----------        -----------        -----------        ----------        -----------
Net income                 10,286,861            615,870         10,902,731          5,045,490           799,760          5,845,250
                          ===========         ==========        ===========        ===========        ==========        ===========
Weighted average
  shares outstanding       38,524,027                            40,566,441         31,036,326                           33,078,740
Earnings per share               0.27                                  0.27               0.16                                 0.18

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - CONSUMMATED ACQUISITIONS

The unaudited pro forma consolidated balance sheet and statements of income reflect the recently completed mergers with LADCO Financial Group and Erik Krueger, Incorporated (the Acquired Entities). These transactions were accounted for as pooling of interests. The Company's historical financial statements have been restated for all periods presented by including the historical results of the Acquired Entities. The historical results of the Acquired Entities reflect each of their actual operating structures and, as a result, do not necessarily reflect the cost structure of the newly combined entity.

                          DATE OF                       APPROXIMATE TOTAL ASSETS
       COMPANY             MERGER       CONSIDERATION       AT DATE OF MERGER
     ----------         -------------  ---------------  ------------------------
LADCO Financial Group   July 14, 1997      1,463,414            $39.5 million
Erik Krueger,
 Incorporated           June 3, 1997         579,000            $ 0.2 million

NOTE 2 - UNAUDITED PRO FORMA ADJUSTMENTS

The unaudited pro forma adjustments present the capital structure on the basis on which they will be reported in future periods.